Exhibit 99.1

Third Quarter 2018 Earnings Results

TPG Specialty Lending, Inc. Reports Third Quarter NII Per Share of $0.50 and NAV Per Share of $16.47; Declares a Third Quarter Supplemental Dividend Per Share of $0.05 and a Fourth Quarter Base Dividend Per Share of $0.39

NEW YORK—November 6, 2018— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $32.3 million, or $0.50 per share, and net income of $37.4 million, or $0.57 per share, for the third quarter ended September 30, 2018. Net asset value per share was $16.47 at September 30, 2018 as compared to $16.36 at June 30, 2018.

Annualized return on equity (ROE) for the third quarter 2018 was 12.2% and 14.1% on a net investment income and a net income basis, respectively.

The Company announced that its Board of Directors has declared a fourth quarter 2018 base dividend of $0.39 per share for stockholders of record as of December 14, 2018, payable on January 15, 2019. The Company’s Board of Directors also declared a third quarter supplemental dividend of $0.05 per share for stockholders of record as of November 30, 2018, payable on December 31, 2018.

The Company’s Board of Directors previously declared a second quarter supplemental dividend of $0.08 per share and a third quarter base dividend of $0.39 per share, payable to stockholders of record as of August 31, 2018 and September 14, 2018, respectively, which were paid on September 28, 2018 and October 15, 2018, respectively.

The Company also announced it has amended its revolving credit facility to, among other things, reduce the asset coverage covenant from 200% to 150%. Size, pricing and other significant terms in this facility remain unchanged. This amendment follows the approval of the application of the 150% minimum asset coverage ratio by the Company’s stockholders at its special meeting on October 8, 2018. As a result, the minimum asset coverage ratio applicable to the Company is now 150%.

Net Investment Income
Q3 2018 ($MM):	$32.3
Q3 2018 (per share):	$0.50

Net Income
Q3 2018 ($MM):	$37.4
Q3 2018 (per share):	$0.57

NAV
Q3 2018 ($MM):	$1,073
Q3 2018 (per share):	$16.47
Q3 2018 (per share, PF):	$16.42

Annualized ROE
Q3 2018 (NII):	12.2%
Q3 2018 (NI):	14.1%

Dividend (per share)
Q3 2018 (Supp.):	$0.05
Q4 2018 (Base):	$0.39

LTM Q3 2018 (Supp.):	$0.22
LTM Q3 2018 (Base): LTM Q3 2018 (Total):	$1.56 $1.78

Portfolio and Investment Activity

For the three months ended September 30, 2018, gross originations totaled $317.1 million. This compares to $944.4 million for the three months ended June 30, 2018 and $501.2 million for the three months ended September 30, 2017.

For the three months ended September 30, 2018, the Company made new investment commitments of $142.1 million in four new portfolio companies and two existing portfolio companies. For this period, the Company had $118.8 million aggregate principal amount in exits and repayments.

For the three months ended September 30, 2017, the Company made new investment commitments of $359.0 million in seven new portfolio companies and five existing portfolio companies. For this period, we had $330.9 million aggregate principal amount in exits and repayments.

As of September 30, 2018 and June 30, 2018, the Company had investments in 49 and 48 portfolio companies with an aggregate fair value of $1,981.9 million and $1,955.1 million, respectively. As of September 30, 2018, the average investment size in each portfolio company was $40.4 million based on fair value.

As of September 30, 2018, the portfolio based on fair value consisted of 93.6% first-lien debt investments, 3.2% second-lien debt investments, 0.1% mezzanine investments, and 3.1% equity and other investments. As of June 30, 2018, the portfolio based on fair value consisted of 93.8% first-lien debt investments, 3.1% second-lien debt investments, and 3.1% equity and other investments. As of September 30, 2018 and June 30, 2018, approximately 96.8% and 96.9% of the portfolio was invested in secured debt, respectively.

As of September 30, 2018, 99.8% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 94.2% of these subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of September 30, 2018 and June 30, 2018, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.1% and 11.4%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.3% and 11.4%, respectively.

As of September 30, 2018, 100% of the portfolio at fair value was meeting all payment and covenant requirements, and no investments were on non-accrual status.

Gross Originations
$317.1MM

Net Fundings
$15.2MM

Average Investment Size
$40.4MM (2.0% of the portfolio at fair value)

First Lien Debt Investments (% FV)
93.6%

Secured Debt Investments (% FV)
96.8%

Weighted Average Portfolio Yields
Yield at Fair Value:	11.1%
Yield at Amortized Cost:	11.3%

Results of Operations for the Three Months Ended September 30, 2018
Compared to the Three Months Ended September 30, 2017

Investment Income

For the three months ended September 30, 2018 and 2017, investment income totaled $63.0 million and $52.3 million, respectively. The increase in investment income was primarily driven by an increase in the average size of the investment portfolio and an increase in the effective LIBOR on our debt investments.

Expenses

Net expenses totaled $30.1 million and $20.7 million for the three months ended September 30, 2018 and 2017, respectively. This increase in net expenses was primarily due to an increase in the average interest rate on the debt outstanding following an increase in LIBOR, higher outstanding debt balances, as well as higher management and incentive fees.

Liquidity and Capital Resources

As of September 30, 2018, the Company had $11.3 million in cash and cash equivalents, including $6.7 million of restricted cash, total principal value of debt outstanding of $894.8 million, and $482.7 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 4.3% and 4.1% for the three months ended September 30, 2018 and June 30, 2018, respectively. Average debt to equity was 0.91x and 0.89x during the three months ended September 30, 2018 and June 30, 2018, respectively.

Total Investment Income
$63.0MM

Net Expenses
$30.1MM

Total Principal Debt Outstanding
$894.8MM

Available Liquidity
$482.7MM

Debt-to-Equity Ratio
Q3 2018 Quarter End:	0.83x
Q3 2018 Average(1):	0.91x

(1)

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on November 7, 2018. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508
International: +1 (253) 237-1122
Conference ID: 8989464

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on November 7 through November 14 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056
International: +1 (404) 537-3406
Conference ID: 8989464

Financial Highlights

(Amounts in millions, except per share amounts)

	Three Months Ended
	(unaudited)
	September 30, 2018	June 30, 2018	September 30, 2017
Investments at Fair Value	$1,981.9	$1,955.1	$1,550.3
Total Assets	$2,007.0	$1,978.5	$1,581.1
Net Asset Value Per Share	$16.47	$16.36	$16.09
Supplemental Dividend Per Share	$0.05	$0.08	$0.06
Pro Forma Net Asset Value Per Share(1)	$16.42	$16.28	$16.03

Investment Income	$63.0	$66.4	$52.3
Net Investment Income	$32.3	$36.3	$30.9
Net Income	$37.4	$33.6	$24.8

Net Investment Income Per Share	$0.50	$0.56	$0.51
Net Realized and Unrealized Gains (and Losses) Per Share	$0.07	$(0.04)	$(0.10)
Net Income Per Share	$0.57	$0.52	$0.41
Annualized Return on Equity (Net Investment Income)(2)	12.2%	13.9%	12.8%
Annualized Return on Equity (Net Income)(2)	14.1%	12.9%	10.2%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.1%	11.4%	10.7%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.3%	11.4%	10.8%
Percentage of Debt Investment Commitments at Floating Rates (3)	99.8%	100.0%	100.0%

(1)	Pro Forma Net Asset Value Per Share gives effect to the supplemental dividend declared related to earnings in the applicable period.
(2)	Return on equity is calculated using prior period’s ending net asset value.
(3)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Financial Statements and Tables

TPG Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,755,305 and $1,523,844, respectively)	$1,804,458	$1,557,803
Non-controlled, affiliated investments (amortized cost of $39,023 and $0, respectively)	39,078	—
Controlled, affiliated investments (amortized cost of $163,427 and $162,406, respectively)	138,395	135,920
Total investments at fair value (amortized cost of $1,957,755 and $1,686,250, respectively)	1,981,931	1,693,723
Cash and cash equivalents (restricted cash of $6,669 and $3,150, respectively)	11,315	6,665
Interest receivable	9,339	6,762
Prepaid expenses and other assets	4,456	13,088
Total Assets	$2,007,041	$1,720,238
Liabilities
Debt (net of deferred financing costs of $15,675 and $11,770, respectively)	$877,401	$703,428
Management fees payable to affiliate	7,538	6,219
Incentive fees payable to affiliate	6,850	5,628
Dividends payable	25,399	23,488
Other payables to affiliate	2,272	1,901
Other liabilities	14,400	10,290
Total Liabilities	933,860	750,954
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 65,257,331 and 60,336,281 shares issued, respectively; and 65,168,251 and 60,247,201 shares outstanding, respectively	653	603
Additional paid-in capital	989,907	906,521
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Undistributed net investment income	73,752	61,790
Net unrealized gains	17,755	6,718
Undistributed net realized losses	(7,527)	(4,989)
Total Net Assets	1,073,181	969,284
Total Liabilities and Net Assets	$2,007,041	$1,720,238
Net Asset Value Per Share	$16.47	$16.09

TPG Specialty Lending, Inc.
Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$57,033	$45,354	$163,640	$148,023
Dividend income	—	—	196	—
Other income	1,160	3,502	10,013	7,982
Total investment income from non-controlled, non-affiliated investments	58,193	48,856	173,849	156,005
Investment income from non-controlled, affiliated investments:
Interest from investments	1,118	—	1,493	—
Other income	12	—	229	—
Total investment income from non-controlled, affiliated investments	1,130	—	1,722	—
Investment income from controlled, affiliated investments:
Interest from investments	3,695	3,398	11,513	5,914
Other income	(14)	51	89	153
Total investment income from controlled, affiliated investments	3,681	3,449	11,602	6,067
Total Investment Income	63,004	52,305	187,173	162,072
Expenses
Interest	12,006	5,498	32,237	20,017
Management fees	7,538	5,995	21,520	18,043
Incentive fees	6,850	6,561	21,159	19,808
Professional fees	2,078	1,211	5,810	4,268
Directors’ fees	105	100	309	302
Other general and administrative	1,484	1,371	4,019	3,984
Total expenses	30,061	20,736	85,054	66,422
Management and incentive fees waived	—	—	(63)	—
Net Expenses	30,061	20,736	84,991	66,422
Net Investment Income Before Income Taxes	32,943	31,569	102,182	95,650
Income taxes, including excise taxes	650	640	2,400	2,270
Net Investment Income	32,293	30,929	99,782	93,380
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	12,129	(564)	15,193	6,831
Non-controlled, affiliated investments	64	—	55	—
Controlled, affiliated investments	(3,791)	(4,680)	1,454	8,617
Translation of other assets and liabilities in foreign currencies	(1,588)	(1,701)	2,316	(10,359)
Interest rate swaps	(2,002)	(1,682)	(7,980)	605
Total net change in unrealized gains (losses)	4,812	(8,627)	11,038	5,694
Realized gains (losses):
Non-controlled, non-affiliated investments	—	2,413	3,093	7,008
Non-controlled, affiliated investments	—	—	—	—
Controlled, affiliated investments	—	—	(9,589)	(21,776)
Foreign currency transactions	275	44	461	557
Total net realized gains (losses)	275	2,457	(6,035)	(14,211)
Total Unrealized and Realized Gains (Losses)	5,087	(6,170)	5,003	(8,517)
Increase in Net Assets Resulting from Operations	$37,380	$24,759	$104,785	$84,863
Earnings per common share—basic and diluted	$0.57	$0.41	$1.65	$1.42
Weighted average shares of common stock outstanding—basic and diluted	65,101,482	60,057,567	63,582,506	59,923,323

The Company’s investment activity for the three months ended September 30, 2018 and 2017 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	September 30, 2018	September 30, 2017
New investment commitments:
Gross originations	$317.1	$501.2
Less: Syndications/sell downs	175.0	142.2
Total new investment commitments	$142.1	$359.0
Principal amount of investments funded:
First-lien	$128.9	$325.4
Second-lien	—	—
Mezzanine	2.5	—
Equity and other	2.6	3.5
Total	$134.0	$328.9
Principal amount of investments sold or repaid:
First-lien	$118.8	$330.1
Second-lien	—	—
Mezzanine	—	—
Equity and other	—	0.8
Total	$118.8	$330.9
Number of new investment commitments in new portfolio companies	4	7
Average new investment commitment amount in new portfolio companies	$33.7	$40.9
Weighted average term for new investment commitments in new portfolio companies (in years)	5.0	5.0
Percentage of new debt investment commitments at floating rates	95.0%	100.0%
Percentage of new debt investment commitments at fixed rates	5.0%	—
Weighted average interest rate of new investment commitments	9.8%	9.2%
Weighted average spread over LIBOR of new floating rate investment commitments	7.8%	7.9%
Weighted average interest rate on investments sold or paid down	11.4%	9.2%

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners, the dedicated special situations and credit platform of TPG, with over $25 billion of assets under management as of June 30, 2018, and the broader TPG platform, a global private investment firm with over $94 billion of assets under management as of June 30, 2018. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investors:

Lucy Lu
212-601-4753
IRTSL@tpg.com

Media:

Luke Barrett

212-601-4752
lbarrett@tpg.com

or

Abernathy MacGregor
Patrick Clifford
pfc@abmac.com